Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Redwood Mortgage Investors IX, LLC

San Mateo, California

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-11 for Registration Statement No. 333-208315 of our report dated March 31, 2017, relating to the financial statements of Redwood Mortgage Investors IX, LLC, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

San Francisco, California

April 24, 2017